UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

TEXAS RARE EARTH RESOURCES CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TEXAS RARE EARTH RESOURCES CORP. 539 El Paso Avenue Sierra Blanca, Texas 79851
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To all Stockholders of Texas Rare Earth Resources Corp.:

You are invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Texas Rare Earth Resources Corp. (the “Company”).  The Annual Meeting will be held on February 15, 2013 at the Wyndham El Paso Airport Hotel, 2027 Airway Boulevard, El Paso, Texas 79925 at 10:00 a.m. local time.  The purposes of the Annual Meeting are:

1.
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as directors: Daniel Gorski, John Tumazos, Anthony Marchese, Cecil Wall, Phillip Goodell, Nicholas Pingitore, and James Wolfe;

2.	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2013;

3.	To conduct an advisory vote on the compensation of our named executive officers;

4.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation;

5.
To approve an amendment to the Company’s Amended and Restated 2008 Stock Option Plan (the “Plan”) to permit the stock options issued under the Plan to participate in the Company’s future spin-off transactions which occur prior to exercise of such stock options upon the exercise of such stock options, in the manner determined at the discretion of the Company’s Compensation Committee; and

6.	Any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed December 21, 2012, as the record date for the Annual Meeting.  Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders as of December 21, 2012, will be available at the Annual Meeting for inspection by any stockholder.  Stockholders will need to register at the Annual Meeting to attend the Annual Meeting.  If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register to attend and vote.  You should ask the broker, bank or other institution that holds your shares of common stock to provide you with a valid proxy card to permit you to vote at the Annual Meeting.  Please bring that documentation to the Annual Meeting.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly.  If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on February 15, 2013.  The proxy statement and the 2012 annual report to stockholders are available at www.trer.com.

By Order of the Board of Directors,

/s/ Jason Brenkert
Jason Brenkert
Corporate Secretary
Texas Rare Earth Resources Corp.

December 28, 2012

TEXAS RARE EARTH RESOURCES CORP. 539 El Paso Avenue Sierra Blanca, Texas 79851
Proxy Statement for Annual Meeting of Stockholders To Be Held February 15, 2013, 10:00 a.m. Local Time Wyndham El Paso Airport Hotel, 2027 Airway Boulevard El Paso, Texas 79925 (915) 778-4241

Unless the context requires otherwise, references in this statement to “Texas Rare Earth Resources,” “TRER,” the “Company,” “we,” “us” or “our” refer to Texas Rare Earth Resources Corp.

The Annual Meeting of Stockholders of Texas Rare Earth Resources (referred to as the “Annual Meeting”) will be held on February 15, 2013, at the Wyndham El Paso Airport Hotel, 2027 Airway Boulevard, El Paso, Texas 79925 at 10:00 a.m. local time.

We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (referred to as the “Board”) of proxies for this Annual Meeting.  The Company anticipates that this Proxy Statement and the form of proxy will first be available to holders of the Company’s shares of common stock (Texas Rare Earth Resources shares of common stock referred to as “shares” and the whole class of common stock referred to as the “common stock”) on or about December 28, 2012.

You are invited to attend the Annual Meeting at the above stated time and location.  If you plan to attend and your shares are held in “street name” – in an account with a bank, broker, or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing a proxy card online, completing and returning a proxy card provided to you by mail or e-mail or, if you hold shares in “street name,” by completing the form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted FOR the election of all directors, FOR the ratification of the appointment of the Company’s independent registered public accounting firm, FOR the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement, FOR the option of THREE YEARS in relation to the resolution on the frequency on which to hold an advisory vote on executive compensation, and FOR the approval of the amendment to the Company’s Amended and Restated 2008 Stock Option Plan (the “Plan”) to permit the stock options issued under the Plan to participate in the Company’s future spin-off transactions which occur prior to exercise of such stock options upon the exercise of such stock options, in the manner determined at the discretion of the Company’s Compensation Committee (the “Plan Amendment”).

Our common stock is the only type of security entitled to vote at the Annual Meeting. Our corporate bylaws define a quorum as a majority of the issued and outstanding voting stock entitled to vote at the Annual Meeting.  The Company’s Articles of Incorporation do not allow cumulative voting for directors.  The nominees who receive the most votes will be elected.  A majority of the voting power of the voting shares present, whether in person or by proxy, is required to ratify the appointment of the Company’s independent registered public accounting firm.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on December 21, 2012 and are entitled to vote at the Annual Meeting.  This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote.  It provides information on these issues so that you can make an informed decision.  You do not need to attend the Annual Meeting to vote your shares.

When you sign the proxy card you appoint Daniel Gorski, Chief Executive Officer to the Company and John Tumazos non-executive Chairman of the Board of the Company, as your representatives at the Annual Meeting.  As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card.  With proxy voting, your common stock will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed December 21, 2012, as the record date for the Annual Meeting.  Only holders of common stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of December 21, 2012, the Company had 36,550,009 shares of common stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as directors: Daniel Gorski, John Tumazos, Anthony Marchese, Cecil Wall, Phillip Goodell, Nicholas Pingitore, and James Wolfe;

2.	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2013;

3.	To conduct an advisory vote on the compensation of our named executive officers;

4.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation;

5.	To approve the Plan Amendment; and

6.	Any other business that may properly come before the Annual Meeting.

How many votes do I get?

Each share is entitled to one vote.  No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR the election of all directors, FOR the ratification of the appointment of the Company’s independent registered public accounting firm, FOR the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement, FOR the option of THREE YEARS in relation to the resolution on the frequency on which to hold an advisory vote on executive compensation, and FOR the approval of the Plan Amendment.

How do I vote my shares?

You have several voting options. You may vote by:

–	Completing your proxy card over the Internet at the following website: www.shareholdervote.infoUH;

–	Downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing it to

Securities Transfer Corporation:
Attn: George Johnson
2591 Dallas Parkway
Suite 102
Frisco, Texas 75034

–	Signing and faxing your proxy card to Securities Transfer Corporation at the number provided on the proxy card or

–	Attending the Annual Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

The Company will pass out written ballots to any stockholder who wants to vote at the Annual Meeting.  If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if I want a paper copy of these proxy materials?

Please send a written request to our offices at the address below, email us at jmay@trer.com or call us at 915-369-2133 to request a copy of the proxy materials.

Send requests to:

Texas Rare Earth Resources Corp.
539 El Paso Avenue
Sierra Blanca, Texas 79851
Attention:  Jamie May

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting.  You may do this by:

–
Signing another proxy with a later date and mailing it to the attention of: Corporate Secretary, at 539 El Paso Avenue, Sierra Blanca, Texas 79851, so long as it is received prior to 5:00PM Mountain standard time on February 13, 2013;

–
Delivering a written notice of the revocation of your proxy to the attention of: Corporate Secretary, at 539 El Paso Avenue, Sierra Blanca, Texas 79851, so long as it is received prior to 5:00PM Mountain standard time on February 13, 2013; or

–	Voting in person at the Annual Meeting.

Beneficial stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares if they wish to change their vote.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that a majority of the outstanding voting shares of the Company as of the record date must be present at the Annual Meeting.  The Company’s common stock is the only type of security entitled to vote at the Annual Meeting.  Based on 36,550,009 shares outstanding as of the record date of December 21, 2012, 18,275,005 shares must be present at the Annual Meeting, in person or by proxy, for there to be a quorum.  Your shares will be counted as present at the Annual Meeting if you:

–	Submit a properly executed proxy card (even if you do not provide voting instructions); or

–	Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum.  Since the Company’s by-laws state that matters presented at a meeting of the stockholders must be approved by the majority of the voting power of the voting shares present at the meeting, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal.  However, as described below, election of directors is by a plurality of the votes cast at a meeting.  A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR any of the nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters. Since the election of directors under this Proxy Statement is uncontested, the election of directors is considered a non-routine matter and brokers may not vote shares held in street name for their customers in relation to this item of business. The approval of compensation for our named executive officers as described in this Proxy Statement, the approval of the determination of the frequency of conducting future advisory votes on executive compensation and the approval of the Plan Amendment are also considered non-routine matters and brokers may not vote shares held in street name for their customers in relation to these items of business The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2013 is considered a routine matter and brokers will be permitted to vote shares held in street name for their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the appointment of the independent registered public accountant, the proposal to approve the compensation for our named executive officers, the proposal to approve the determination of the frequency of conducting future advisory votes on executive compensation and the proposal to approve the Plan Amendment will have the same effect as a vote against such proposal.

How many votes are needed to elect directors?

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting.  The nominees with the most votes will be elected until all seven director positions have been filled.  A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees for which the vote was withheld.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting power of the voting shares present at the Annual Meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to approve the advisory, non-binding, compensation for our executive officers?

The compensation for our named executive officers will be approved, on an advisory, non-binding basis, if a majority of the voting power of the voting shares present at the meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to approve the advisory, non-binding, determination of the frequency of conducting future advisory votes on executive compensation?

A plurality of the affirmative votes duly cast is required for the approval, on an advisory, non-binding basis, of the frequency of stockholder votes on our executive compensation program (i.e., the frequency selection receiving the greatest number of votes will be approved).  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will not count FOR or AGAINST any of the frequency selections.

How many votes are needed to approve the Plan Amendment?

The Plan Amendment will be approved if a majority of the voting power of the voting shares present at the meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares will not be voted at the Annual Meeting.  See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares.

If your shares are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your shares will not be voted at the Annual Meeting unless you attend the Annual Meeting and vote your shares in person.

Where can I find the voting results of the Annual Meeting?

The Company will publish the final results in a current report filing on Form 8-K with the Securities and Exchange Commission (SEC) within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies.  In an effort to have as large a representation at the Annual Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances.  These individuals will receive no additional compensation for their services other than their regular salaries.  Additionally, the Company may hire a proxy solicitor to help reach the quorum requirement.  The Company will pay a reasonable fee in relation to these services.  Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2014 Annual Meeting of Stockholders?

In order to be considered for inclusion in next year’s 2014 proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary at 539 El Paso Avenue, Sierra Blanca, Texas 79851, and received no later than August 30, 2013, provided that this date may be changed in the event that the date of the Annual Meeting of Stockholders to be held in calendar year 2014 is changed by more than 30 days from the date of the Annual Meeting of Stockholders to be held in calendar year 2013.  Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the Company’s Proxy Statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after November 14, 2013 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934, provided that this date may be changed in the event that the date of the Annual Meeting of Stockholders to be held calendar year 2014 is changed by more than 30 days from the date of the Annual Meeting of Stockholders to be held in calendar year 2013.

How can I obtain a copy of the 2012 Annual Report on Form 10-K?

The Company’s 2012 Annual Report on Form 10-K, including financial statements, is available on the internet with this Proxy Statement at www.shareholdervote.info. The Form 10-K is also available through the SEC’s website at http://www.sec.gov.

At the written request of any stockholder who owns shares on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2012 Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits.

If requested, the Company will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the 2012 Annual Report on Form 10-K should be mailed to:

Texas Rare Earth Resources Corp.
539 El Paso Avenue
Sierra Blanca, Texas 79851
Attention:  Jamie May

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

The Company’s current bylaws require the Board to consist of one or more directors, the number of directors to be determined from time to time by resolution of the stockholders or by resolution of the Board.  The current Board is composed of seven directors.

Is the Board divided into classes?  How long is the term?

No, the Board is not divided into classes.  All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

The Board has nominated the following seven directors for election at the 2013 Annual Meeting, all of whom are currently directors, to hold office until the 2014 Annual Meeting:

•	Daniel E Gorski

•	John Tumazos

•	Anthony Marchese

•	Cecil C Wall

•	Phillip Goodell

•	Nicolas Pingitore

•	James R Wolfe

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

How are nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR each of the nominees.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the election of ALL nominees.

INFORMATION ON THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table sets forth certain information with respect to our current directors and executive officers.  The term for each director expires at our next Annual Meeting or until his or her successor is appointed and qualified.  The ages of the directors and officers are shown as of December 21, 2012.

Directors and Executive Officers

Name	Age	Current Office with Company	Positions Held Since

Daniel E. Gorski(1)	74	Director Chief Executive Officer	January 2007 August 2012
Wm Chris Mathers	53	Chief Financial Officer	December 2010
Anthony Marchese	55	Director	December 2009
Cecil Wall	81	Director	August 2012
Phillip Goodell	69	Director	August 2012
Nicholas Pingitore	68	Director	August 2012
James Wolfe	72	Director	August 2012
John Tumazos	56	Director	August 2012

Directors

Daniel E. Gorski -  Mr. Gorski has severed as a director of the Company since January 2006 and as the Company’s chief operating officer since May 2011.  Prior thereto, Mr. Gorski served as the Company’s president and chief executive officer from January 2007 to May 2011.  From July 2004 to January 2006, Mr. Gorski was the co-founder and vice president of operations for High Plains Uranium Inc., a uranium exploration and development company that went public on the Toronto Stock Exchange in December 2005.  Between June 1996 to May 2004, Mr. Gorski served as an officer and director of Metalline Mining Co., a publicly traded mining and development company with holdings in the Sierra Mojada Mining District, Coahuila, Mexico.  From January 1992 to June 1996, Mr. Gorski was the exploration geologist under contract to USMX Inc. and worked exclusively in Latin America.  Mr. Gorski earned a BS in 1960 from Sul Ross State College, in Alpine, Texas and an MA in 1970 from the University of Texas in Austin, Texas.  Mr. Gorski has over forty-three years of experience in the mining industry.

Mr. Gorski’s extensive technical knowledge and experience in the mining industry combined with his historical relationship with the Company’s principal property, the Round Top project, permits Mr. Gorski to provide the Board with valuable insight to the exploration and development of the Round Top project. Accordingly, the Board believes that Mr. Gorski should serve on the Board

Anthony Marchese -   Mr. Marchese has served as a director since December 2009.  Since May 2011, Mr. Marchese has served as a Senior Vice-President with Axiom Capital Management, Inc., a New York City based FINRA member broker/dealer.  Mr. Marchese also serves as the general partner and chief investment officer of the Insiders Trend Fund, LP, an investment partnership whose mandate is to invest in those public companies whose officers and/or directors have been active acquirers of their own stock.  Mr. Marchese’s prior experience includes Monarch Capital Group, LLC (President and Chief Operating Officer – 2003 to 2011), Laidlaw Equities (senior vice president - April 1997 to March 2002), Southcoast Capital (senior vice president – May 1988 to April 1997), Oppenheimer & Co (limited partner – September 1982 to May 1988), Prudential-Bache (vice president – July 1981 to August 1982) and the General Motors Corporation (analyst – June 1980 to June 1981).  Mr. Marchese served in the military with the Army Security Agency and the U.S. Army Intelligence and Security Command.  Mr. Marchese received an MBA in Finance from the University of Chicago.

Mr. Marchese provides the Board with exceptional leadership and management knowledge, having gained extensive management and corporate finance experience during the course of his career. Mr. Marchese’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Marchese should serve as a member of the Board of Directors

Cecil C. Wall - Cecil C. Wall was born in Duchene County, Utah in 1931. Mr. Wall attended Carbon County College and Utah State University. In 1969, he acquired control of a publicly traded company, Altex Oil Co. (formerly known as Mountain Valley Uranium), listed on the American Stock Exchange. Under Mr. Wall’s leadership, Altex established a 20,000 acre position in what became the Greater Altamont Field at Altamont, Utah. Mr. Wall sold his interest in Altex in 1985. Mr. Wall was also part of the founding group for the 2007 reorganization of Standard Silver Corp. which became TRER. He sat on the TRER board of directors and served as the Secretary and Treasurer from January 2004 to April 2012. He is currently the manager for C-Wall Investment Company, LLC, a Utah Limited Liability Company. In addition, he is the president of several family-owned private companies, and he brings wide business experience and close relations with many of the original shareholders.

Because Mr. Wall served as TRER Secretary and Treasurer during the past three years, he would not be considered an independent board member in accordance with Part 8, Section 803A, of the NYSE MKT Company Guide on board independence if elected a member of the board pursuant to this Consent Solicitation.

Mr. Wall’s past experience with the Company as its Secretary and Treasurer and his past experience with public companies serve the Board at this time by providing needed guidance on public company matters and insight into the Company’s historical operations . Mr. Wall’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wall should serve as a member of the Board of Directors

Dr. Philip Goodell - Dr. Philip C. Goodell was born in El Paso, Texas in 1943. Dr. Goodell holds a BS in solid state physics (Yale 1964), a MS in Geology (Harvard 1966) and a PhD in Geology (Harvard 1970). He is currently an associate Professor of Geology at The University of Texas at El Paso and has been in residence there since 1975. He has successfully sponsored 26 MS and 19 PhD candidates. In addition to his academic accomplishments, Dr. Goodell has wide experience in the mining industry and has consulted for St. Joe Minerals, Exxon Minerals, Chevron Minerals Corporation, Cameco Corp., MAG Silver Corp., and Energy Metals, Inc., among others. One of the theses sponsored by Dr Goodell, authored by W. M. Shannon, contained much of the basic research on the Round Top area that initially stimulated interest in the rare metals found there.

Mr. Goodell’s extensive experience and education in geology bring valuable expertise to the Board in relation to the Board’s oversight of the Company’s exploration and potential development activities at its Round Top project.  Mr. Goodell’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Goodell should serve as a member of the Board of Directors.

 Dr. Nicholas Pingitore - Dr. Nicholas Pingitore was born in New York City in 1944. Dr. Pingitore holds an AB degree from Columbia College (NYC, 1965) and a Masters (ScM) and PhD from Brown University (Providence RI, 1968 & 1973) in Geology. Since 1977, he has held a full-time faculty appointment at UTEP. In addition to being a Texas Licensed Geoscientist, Dr. Pingitore is a member of the American Chemical Society, Geochemical Society, American Association for the Advancement of Science, American Geophysical Union, Materials Research Society, Mineralogical Society of America, Society for American Archaeology, Society for Commercial Archaeology, American Rock Art Research Association, International Society for Reef Studies, Society of Economic Paleontologists and Mineralogists, and Society of the Sigma Xi. He has served for 25 years as Director of UTEP’s Electron Microprobe Laboratory, and he expects to use this instrument to study the Round Top minerals. The 2,500-foot-square geochemical laboratory that Dr. Pingitore also anticipates using to conduct research sponsored by TRER includes three x-ray fluorescence units, a high resolution inductively coupled plasma mass spectrometer, various optical microscopes, and sample preparation facilities. Since 2000, he has been project director of approximately $7,000,000 in research funding, and a co-investigator on another $10,000,000 in grants. He has established a record for successfully managing and completing large institutional projects on time and on budget. Dr. Pingitore considers Round Top to be a national treasure. He is ready to bring his wide geologic and chemical experience, his project skills, and his insight from decades of investment in the extractive industries, to help unlock the riches of this deposit.

Mr. Pingitore’s extensive experience and education in geology bring valuable expertise to the Board in relation to the Board’s oversight of the Company’s exploration and potential development activities at its Round Top project.  Mr. Pingitore’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Pingitore should serve as a member of the Board of Directors

Dr. James R. Wolfe - Dr. Wolfe, 72, and the firm he co-founded in 1995, Pacific Materials Resources, Inc. (“PMR”), were among the pioneers of the China-U.S. rare earth industry and trade. As Vice President of PMR from 1995 to 2010, Dr. Wolfe interfaced between the major rare earth producers in China and a broad spectrum of rare earth consumers in the U.S. Prior to founding PMR, from 1992 to 1995, Dr. Wolfe was President of MPV Lanthanides, Inc., a rare earth joint venture between China Metallurgical Import/Export of Inner Mongolia and U.S. interests. From 1979 to 1995, Dr. Wolfe’s professional interests centered on resource recovery from industrial and mining wastes. He served as a consultant to the steel industry, co-founded Exmet Corporation (zinc from smelter dust) and served as Executive Vice President of Williams Strategic Metals, Inc. and its predecessor, Nedlog Technology Group, Inc. Dr. Wolfe developed and implemented projects for the recovery of cobalt from slags, indium from smelter dusts, and rare earths from mine tailings. In 1970, while he was employed by the Lawrence Livermore Laboratory, Dr. Wolfe invented and patented a plasma method for producing ultra-fine refractory metal carbides. He co-founded Cal-Met Industries, Inc. in 1973 to commercialize the plasma technology. Cal-Met was bought by Fansteel Corporation in 1975. Dr. Wolfe was employed by Fansteel from 1975 to 1979 to implement the plasma technology for the manufacture of drill bits and cutting tools. Dr. Wolfe was employed by the AVCO Corporation as a space research scientist from 1965 to 1968, while working for his doctorate. Dr. Wolfe received his BS and MS in Metallurgical Engineering from the University of Washington and his PhD from the University of Missouri-Rolla in 1968. He is currently the Secretary and Trustee of The Biella Foundation.

Mr. Wolf’s experience and knowledge in the rare earth sector and his education metallurigcal engineering are valuable to the Board as it assesses its potential mine development plan at its exploration stage Round Top project.  Mr. Wolf’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wolf should serve as a member of the Board of Directors

John Tumazos - John Tumazos was born in Pittsburgh, Pennsylvania in 1956. He holds degrees from Carnegie-Mellon University. (B.S. Management Sciences & Economics and M.S. Industrial Administration). Mr. Tumazos’s business career includes positions as Senior Vice President, Oppenheimer & Co., Inc. (2/81 to 5/88), Vice President, Equity Research Department, specializing in metals securities, Donaldson, Lufkin & Jenrette (5/88 to 12/96) and Senior Vice President, Metals and Paper Analyst, Prudential Financial (7/01 to 6/07). Mr. Tumazos provided valuation testimony to the Federal Supreme Court of Canada in the largest property damages case in Canadian history in 1985, valuation in a large U.K. gold mine litigation, served the U.S. Department of Justice to enforce an antitrust divestiture in the steel industry, and has advised five other publicly traded companies in fairness opinions for mergers in the U.S. and Canada. In 2007, he formed his own company, John Tumazos Very Independent Research, LLC. He has specialized in the resource sector and has published approximately 20 research reports per month to over 50 customers totaling over 1,200 reports since July 2007. He has served as a financial advisor to seven emerging mining companies, including TRER. Mr. Tumazos was instrumental in TRER obtaining financing in 2011.

Mr. Tumazos extensive experience in the resource sector and education and experience in the finance sector bring the board valuable insight and experience in relation to the Company’s financing opportunities as the Company evaluates the potential development of its exploration stage Round Top project.  Mr. Tumazos’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Tumazos should serve as a member of the Board of Directors

Non-Director Executive Officers

Wm. Chris Mathers - Mr. Mathers was appointed as the Company’s chief financial officer in November 2010.  From 2000 through 2010, Mr. Mathers was involved in providing contract chief financial officer and consulting services to a wide variety of privately and publicly held companies.  From 1993 through 1999 Mr. Mathers served as CFO to InterSystems, Inc. (AMEX:II). Mr. Mathers began his career in public accounting with the international accounting firm of PriceWaterhouse.  Mr. Mathers holds a BBA in accounting from Southwestern University located in Georgetown, Texas, and is also a certified public accountant.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

Other Directorships

Except as listed below, no directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act).

Anthony Marchese                   GeoTech Solutions, Inc.

Legal Proceedings

No director or officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.  During the past ten years, no director or executive officer of the Company has:

(a)
filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b)	been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)
been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s activities in any type of business, securities, trading, commodity or banking activities;

(d)
been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e)
been found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission (the “SEC”), or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f)
been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g)
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

Board of Directors Structure

The Company’s current bylaws require the Board to consist of one or more directors, the number of directors to be determined from time to time by resolution of the stockholders or by resolution of the Board.  The current Board is composed of seven directors.

Director Independence

The Company has seven directors as of December 21, 2012, including five independent directors, as follows:

–	Anthony Marchese

–	John Tumazos

–	Phillip Goodell

–	Nicolas Pingitore

–	James R Wolfe

An “independent” director is a director whom the Board has determined satisfies the requirements for independence under Section 803A of the NYSE MKT Company Guide.

Meetings of the Board and Board Member Attendance at Annual Meeting

During the fiscal year ending August 31, 2012, the Board held Thirteen (13) meetings of the Board.  None of the incumbent Directors attended fewer than 75% of the board meetings which occurred during their tenure on the Board.

Board members are not required to attend the Annual Meeting.

Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Corporate Secretary, at 539 El Paso Avenue, Sierra Blanca, Texas 79851. The Company’s Secretary will forward communications directly to the appropriate Board member.  If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board.  The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

The Board has established three board committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The information below sets out the current members of each of the Company’s board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

The Company has a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the NYSE MKT. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of three (3) directors all of whom, in the opinion of the Board, are independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A the NYSE MKT Company Guide) and financially literate (pursuant to the requirements of Section 803B of the NYSE MKT Company Guide): Anthony Marchese (Chairman), Cecil Wall and Nicholas Pingitore.  Mr. Marchese is a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and meets the requirements for financial sophistication under the requirements of Section 803B of the NYSE MKT Company Guide.

The Audit Committee is responsible for the oversight of the Company’s accounting and financial reporting processes.  This includes the selection and engagement of the Company's independent registered public accounting firm and review of the scope of the annual audit, audit fees and results of the audit.

The Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

The Audit Committee monitors the Company’s audit and the preparation of financial statements and all financial disclosure contained in the Company’s SEC filings. The Audit Committee appoints the Company’s external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. The Audit Committee has the authority to terminate the Company’s external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During the fiscal year ended August 31, 2012, the Audit Committee did not meet. A copy of the Audit Committee charter is available on the Company’s website at www.trer.com.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  The Committee has three (3) members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, (3) and provides an avenue of communication between management, the independent auditors and the Board.

In the course of providing its oversight responsibilities regarding the audited annual financial statements for the year ended August 31, 2012, the Committee reviewed the audited annual financial statements for the year ended August 31, 2012, which appear in the 2012 Annual Report to Stockholders, with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended August 31, 2012. The Committee and the Board have also recommended the selection of LBB & Associates Ltd., LLP as independent auditors for the Company for the fiscal year ending August 31, 2013.

Submitted by the Audit Committee Members

–	Anthony Marchese (Chairman)

–	Nicolas Pingitore

–	Cecil Wall

Compensation Committee

The Company has a Compensation Committee comprised of three (3) directors, each of whom, in the opinion of the Board, are independent (under Section 803A of the NYSE MKT Company Guide): Cecil Wall (Chairman), James Wolfe and Anthony Marchese.

The Compensation Committee charter that complies with the requirements of the NYSE MKT.  The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which the Company operates. The Company’s Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation; however, the Compensation Committee does consult with the Company’s Chief Executive Officer in determining and recommending the compensation of directors and other executive officers.

In addition, the Company’s Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes awards of stock options.  The Compensation Committee has determined that the Company’s compensation policies and practices for its employees generally, not just executive officers, are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation.  Our Compensation Committee and management did not engage the services of an external compensation consultant during fiscal year 2012.

During the fiscal year ended August 31, 2012, the Compensation Committee did not meet. A copy of the Compensation Committee charter is available on the Company’s website at www.trer.com.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee or Board interlocks among the members of the Company’s Board.

Corporate Governance and Nominating Committee

General

The Company has a Corporate Governance and Nominating Committee composed of 3 directors, each of whom, in the opinion of the Board are independent (under Section 803A of the NYSE MKT Company Guide): Phillip Goodell (Chairman), James Wolfe and Nicholas Pingitore. We have a Corporate Governance and Nominating Committee charter that complies with the requirements of the NYSE MKT.

The Company’s Corporate Governance and Nominating Committee are responsible for developing the Company’s approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee has not adopted a formal policy which sets forth the criteria the Board will assess in connection with the consideration of a candidate.  Instead the Committee considers a multitude of qualifications and characteristics, including the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time.

During the fiscal year ended August 31, 2012, the Corporate Governance and Nominating Committee met 5 times. A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.trer.com.

Board Diversity

The Company does not have a formal policy regarding diversity in the selection of nominees for directors.  The Corporate Governance and Nominating Committee does, however, consider diversity as part of its overall selection strategy.  In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts. The Corporate Governance and Nominating Committee believes that this conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

Recommendations to the Board

The Committee will consider recommendations for director nominees made by stockholders and others if these individuals meet the criteria for consideration. For consideration by the Committee, the nominating stockholder or other person must provide the Corporate Secretary at the Company’s principal offices with information about the nominee, including the detailed background of the suggested candidate that will demonstrate how the individual meets the Company’s director nomination criteria. If a candidate proposed by a stockholder meets the criteria, the individual will be considered on the same basis as other candidates.

No stockholder or stockholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board at this Annual Meeting. All of the nominees included on the proxy card accompanying this Proxy Statement were nominated by the Corporate Governance and Nominating Committee and were recommended by the Company’s current Board.

Board Leadership Structure

The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base, the Company’s peer group and other relevant factors.  Considering these factors the Board has determined to have a separate Chief Executive Officer and Chairman of the Board.  The Chairman of the Board is a non-executive position.  The Board has determined that this structure is currently the most appropriate Board leadership structure for the Company.  The Board noted the following factors in reaching its determination:

•	The Board acts efficiently and effectively under its current structure.

•
A structure of a separate Chief Executive Officer and non-executive Chairman of the Board puts the Company in the best position efficiently handle major issues facing the Company on a day-to-day and long-term basis, and still ensure that the Board is in the best position to have an independent director identify key risks and developments facing the Company and have those risks and developments brought promptly to the Board’s attention.

•	This structure eliminates the potential for confusion and duplication of efforts at the highest executive level.

•	Companies within the Company’s peer group utilize similar Board structures.

The Company’s non-executive Chairman of the Board acts as a lead independent director.  Given the size of the Board, the Board believes that having a non-executive Chairman of the Board combined with the presence of four other independent directors out of the seven directors on the Board and independent directors sitting on all of the Board’s committees is sufficient independent oversight of the Chief Executive Officer.  The independent directors work well together in the current board structure and the Board does not believe that selecting a lead independent director outside of the non-executive Chairman of the Board would add significant benefits to the Board’s oversight role.

The Board of Director’s Role in Risk Management Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk oversight begins with the Board and the Audit Committee. The Audit Committee consists of Anthony Marchese, Nicolas Pingitore and Cecil Wall, each an independent director.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding the Company’s effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of the Company’s methods for identifying and managing risks.

Additionally, the Company’s Corporate Governance and Nominating Committee reviews the risks related to succession planning and the independence of the Board.  The Compensation Committee reviews the risks related to the Company’s various compensation plans.

In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board to facilitate proper risk oversight by the entire Board.

Based on a review of the nature of operations, the Board does not believe that any areas of the Company have incentive to take excessive risks that would likely have a material adverse effect on the Company’s operations.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years stated for those persons who were, at August 31, 2012 named executive officers.  “Named Executive Officer” means: (a) each Chief Executive Officer, (b) each Chief Financial Officer, (c) each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the most recently completed financial year; and (d) each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of that financial year.

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary (US$) (c)	Option Awards (US$)(1) (f)	All Other Compensation (US$) (i)	Total compensation (US$) (j)
Marc Levier Former Chief Executive Officer	2012 2011	$211,719 $75,000	$0 $6,250,000(2)	$243,750 $0	$455,469 $6,325,000
Wm. Chris Mathers Chief Financial Officer	2012 2011	$125,000 $50,004	$0 $1,000,000(3)	$0 $0	$125,000 $1,050,004
Daniel Gorski Chief Executive Officer and Former Chief Operating Officer	2012 2011	$45,834 $55,008	$0 $0	$66,500 $0	$112,334 $55,008
Anthony Garcia Senior Vice President	2012	$200,000	$0	$200,000	$400,000

(1) Assumptions for grant date fair value are contained in Note 7 to the audited financial statements in our Form 10-K as filed November 15, 2012.

(2) Represents a ten-year option to purchase up to 2,500,000 shares of common stock at a price of $2.50 per share.  Pursuant to the Separation and Release Agreement dated July 24, 2012 between the Company and Mr. LeVier these options were all cancelled without being exercised on July 24, 2012.

(3) Represents a five year option to purchase 400,000 shares of common stock at a price of $2.50 per share.  These options vest 1/36 each month provided Mr. Mathers is employed by the Company.  Pursuant to the supplemental agreement dated September 26, 2012 between the Company and Mr. Mathers, upon Mr. Mathers resignation these options will immediately be cancelled.

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended August 31, 2012, the Board and the Company’s Compensation Committee, was responsible for establishing a compensation policy and administering the compensation programs of the Company’s executive officers.

Salary

The amount of compensation paid by the Company to each of the Company’s officers and the terms of those persons’ employment is determined by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers.  The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Stock Incentive Awards

The Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

In this regard, during the fiscal year ended August 31, 2012, Compensation Committee and the Board did not authorize the issuance of stock option awards to named executive officers.

Executive Compensation Agreements

Agreement with Mr. LeVier

In May 2011, the Company entered into a three-year employment agreement with Marc LeVier, pursuant to which Mr. LeVier will serve as chief executive officer of the Company.  Pursuant to the agreement, Mr. LeVier will be paid a base salary of $225,000 per year, and will be eligible to receive bonuses at the discretion of the Board in an amount not to exceed 50% of Mr. LeVier’s base salary.  The agreement also entitles Mr. LeVier the right to participate in the Company’s benefit plans.  Pursuant to the agreement, the Company granted to Mr. LeVier a 10-year option to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $2.50 per share.  Should Mr. LeVier be terminated without cause or should he resign for good reason, the agreement provides for a severance payment equal to the greater of (i) one year of base compensation and (ii) remaining base compensation owed to Mr. LeVier during the term of the agreement.  The agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company

On July 24, 2012, the Company entered into a Separation Agreement and Release (“Separation Agreement”) with Mr. Marc LeVier regarding his voluntary resignation from the Board of Directors of the Corporation and as Chief Executive Officer of the Corporation.  Pursuant to the terms of the Separation Agreement, the Corporation has agreed to pay Mr. LeVier as consideration for entering into the Separation Agreement and voluntarily resigning from the Board and as Chief Executive Officer of the Corporation: (i) Mr. LeVier’s base salary through to the date of the Separation Agreement, (ii) a lump sum payment of $225,000 as a separation payment, and (iii) an additional amount of four weeks base salary, reflecting accrued but unpaid vacation pay. The employment agreement, dated May 3, 2011, between the Corporation and Mr. Marc LeVier, the Corporation’s former Chief Executive Officer, was terminated, except for Paragraph 7 thereof relating to the treatment of confidential information of the Corporation, which survives such termination pursuant to the terms of the Separation Agreement.

Pursuant to the Separation Agreement, Mr. LeVier has surrendered all of his 2,500,000 stock options in the Corporation.

The Separation Agreement also contained a mutual waiver and release of claims and a mutual non-disparagement agreement.

Agreement with Mr. Gorski

In May 2011, the Company entered into an at will employment arrangement with Dan Gorski, the Company’s chief operating officer, pursuant to which he will be paid an annual salary of $110,000. On December 31, 2011, Mr. Gorski resigned as the Company’s chief operating officer.

On August 16, 2012, the Company agreed to pay Mr. Daniel Gorski, in the amount of $120,000 annually in connection with his appointment as Chief Executive Officer of the Company.  The Company and Mr. Gorski have not entered into a formal written employment agreement in relation to Mr. Gorski’s compensation and employment terms as Chief Executive Officer.

Agreement with Mr. Mathers

In May 2011, the Company entered into a three-year employment agreement with Wm Chris Mathers, pursuant to which Mr. Mathers will serve as chief financial officer of the Company.  Pursuant to the agreement, Mr. Mathers be paid a base salary of $100,000 per year, and will be eligible to receive bonuses at the discretion of the Board in an amount not to exceed 50% of Mr. Mathers’ base salary.  The agreement also entitles Mr. Mathers the right to participate in the Company’s benefit plans.  Pursuant to the agreement, the Company granted to Mr. Mathers a 5-year option to purchase 400,000 shares of the Company’s common stock at an exercise price of $2.50 per share.  Should Mr. Mathers be terminated without cause or should he resign for good reason, the agreement provides for a severance payment equal to the greater of (i) one year of base compensation and (ii) remaining base compensation owed to Mr. Mathers during the term of the agreement.  The agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company.

On September 26, 2012, the Company and Mr. Wm. Christopher Mathers entered into a supplemental agreement (the “Supplemental Agreement”) to Mr. Mathers’ February 15, 2011 Employment Agreement (the “Employment Agreement”), pursuant to which the Company and Mr. Mathers agreed upon the terms and conditions of Mr. Mather’s expected departure from the Company at the end of the calendar year 2012.  Pursuant to the material terms of the Supplemental Agreement, Mr. Mathers will remain employed as the Company’s Chief Financial Officer.  The Employment Agreement will remain in full force and effect and shall be unamended, except as set forth below, and Mr. Mathers will continue to perform his services to the Company in accordance with the standards set forth in the Employment Agreement through December 31, 2012.  During the transition period, Mr. Mathers will use his reasonable best efforts to (i) create a smooth transition to any successor Chief Financial Officer, (ii) sublet the Company’s Colorado office space and (iii) perform such other duties as may arise pursuant to the terms of the Employment Agreement, including handling certain specific filings of the Company.

If Mr. Mathers satisfies the terms of his employment pursuant to the standards of the Employment Agreement, pursuant to the Supplement Agreement, the Company and Mr. Mathers have agreed to terminate the Employment Agreement on January 1, 2013 and pay Mr. Mathers a cash severance amount under the terms thereof of $240,000.  By executing the Supplement Agreement, Mr. Mathers has agreed not to terminate his Employment Agreement for “Good Reason” thereunder as a result of the recent changes to the Company’s board of directors.  The Supplement Agreement also redefines “Misconduct” under the terms of the Employment Agreement.

Agreement with Mr. Garcia

The Company had an employment agreement with Mr. Garcia, dated August 1, 2011, pursuant to which the Company had agreed to compensate Mr. Garcia in the amount of $200,000 annually.  Mr. Garcia was also granted 750,000 options exercisable at a price of $1.85 for period of 5 years from August 19, 2011, vesting in equal increments on a monthly basis over a three year period.  The employment agreement contained change of control provisions pursuant which, under certain circumstances, Mr. Garcia’s options would immediately vest.

On September 14, 2012, Texas the Company and Mr. Garcia mutually agreed upon the resignation of Mr. Garcia as the Company’s Senior Vice President of Project Development and Engineering effective retroactively to August 31, 2012.  In connection with Mr. Garcia’s resignation as the Company’s Senior Vice President of Project Development, the Registrant entered into a Confidential Severance, Waiver and Release Agreement with Mr. Garcia, dated September 14, 2012, to be retroactively effective August 31, 2012, whereby in exchange for a full general release and waiver of any obligations owed by the Registrant to Mr. Garcia,  including the cancellation of Mr. Garcia’s 750,000 stock options, Mr. Garcia is entitled to receive:  (i) continuation of his current salary of $200,000, as of the time of termination, for a period of twelve months (minus applicable withholding), paid through the Registrant’s payroll practices; and (2) continuation of health benefits through the Registrant’s payment of his COBRA premiums, if elected within the time period required by law, during the period from September 1, 2012 through February 28, 2013 (or such shorter period as Mr. Garcia is entitled to COBRA continuation coverage under the terms of the Registrant’s insurance policies or plans).

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth the stock options held by the Company’s Named Executive Officers as of August 31, 2012. No stock appreciation rights were awarded.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable20	Number of Securities Underlying Unexercised Options (#) Unexer-cisable21	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Daniel Gorski Chief Executive Officer	--	--	--	--	--
Wm. Chris Mathers Chief Financial Officer	188,889	211,111	--	$2.50	2/28/16
K Marc LeVier Former Chief Executive Officer	--	--	--	--	--
Anthony Garcia Former SVP of Operations	--	--	--	--	--

Nonqualified Deferred Compensation

The Company does not offer nonqualified deferred compensation to any of its named executive officers.

Potential Payments upon Termination or Change-in-Control.

As discussed above, Messrs. LeVier, Mathers and Garcia have, or will, receive severance upon termination.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our directors during the fiscal year ended August 31, 2012.  Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)	Total ($)
(a)	(b)	(d)	(h)
Anthony Marchese	$28,750	$151,000	$179,750
General Gregory Martin	$26,000	$151,000	$177,000
Graham Karklin	$23,000	$151,000	$174,000
James Graham	$26,500	$151,000	$177,500
Cecil Wall	$2,000	$38,000	$40,000
Nicholas Pingitore	$1,500	$38,000	$39,500
James Wolfe	$2,000	$38,000	$40,000
Philip Goodell	$1,500	$38,000	$39,500
John Tumazos	$0	$721,893	$721,893

Compensation of Directors

In July 2011, we issued to Anthony Marchese a five year options to purchase up to 45,000 shares of common stock at an exercise price of $2.60.  In May 2011, we issued to Anthony Marchese a five year option to purchase up to 175,000 shares of common stock at an exercise price of $4.15. In March 2011, we issued to Anthony Marchese a five year option to purchase up to 150,000 shares of common stock at an exercise price of $2.50 per share.

In April 2011, we issued to Cecil Wall a five year option to purchase up to 90,000 shares of common stock at an exercise price of $4.70.  The option vests immediately upon the issuance of the option.

In connection with the appointment of Mr. Graham in April 2011, the Company and Mr.  Graham entered into a director’s agreement pursuant to which the Company granted to Mr. Graham an option to purchase 60,000 shares of common stock as compensation for services to be provided by Mr. Graham as an independent director, exercisable at $4.00 per share.  In July 2011, we granted to Mr. Graham an option to purchase 45,000 shares of common stock as compensation for services to be provided by Mr. Graham as a member of certain Board committees, exercisable at $2.60 per share.

In connection with the appointment of Mr. Karklin in March 2011, the Company and Mr.  Karklin entered into a director’s agreement pursuant to which the Company granted to Mr. Karklin an option to purchase 60,000 shares of common stock as compensation for services to be provided by Mr. Karklin as an independent director, exercisable at $2.50 per share. In July 2011, we granted to Mr. Karklin an option to purchase 45,000 shares of common stock as compensation for services to be provided by Mr. Karklin as a member of certain Board committees, exercisable at $2.60 per share.

In connection with the appointment of General Martin in February 2011, the Company and General Martin entered into a director’s agreement pursuant to which the Company granted to General Martin an option to purchase 60,000 shares of common stock as compensation for services to be provided by General Martin as an independent director, exercisable at $2.50 per share. In July 2011, we granted to General Martin an option to purchase 45,000 shares of common stock as compensation for services to be provided by General Martin as a member of certain Board committees, exercisable at $2.60 per share.

On August 16, 2012, in connection with their recent appointment of the Board of the Directors of the Company, each of Mr. Cecil C. Wall, Dr. Philip Goodell, Dr. Nicholas Pingitore and Dr. James Wolfe were granted 100,000 options to purchase the Company’s shares of common stock, vesting immediately, with a term of 10 years and at an exercise price of $1.00.  Further the Company has agreed to pay its directors $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic).  Independent directors will be offered the option to elect to receive any cash compensation as restricted stock at a 20% discount to the closing price on the date of grant.

On December 12, 2012, the Board authorized, on recommendation of the Compensation Committee, that all of the Company’s issued and outstanding stock options, issued to directors of the Company be exercisable on a cashless basis by permitting the Company to withhold shares of common stock with a fair market value equal to the exercise price as determined on the date of exercise.

On December 19, 2012, the Board re-priced Mr. Cecil Wall’s five year options to purchase up to 90,000 shares at a price of  $4.70 and Mr. Anthony Marchese’s five year options to purchase up to 45,000 shares of common stock at an exercise price of $2.60, five year option to purchase up to 175,000 shares of common stock at an exercise price of $4.15, and five year option to purchase up to 150,000 shares of common stock at an exercise price of $2.50 per share, such that all such options are now exercisable at a price of $1.00 per share.  The other terms and conditions of these options remain the same.

Each of our directors are reimbursed reasonable out of pocket expenses associated with attending our board meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reportable transactions with related parties, including named security holders, during the two fiscal years ended August 31, 2012 and 2011 are as follows.

Except as indicated herein, no officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.  In cases where we have entered into such related party transactions, we believe that we have negotiated consideration or compensation that would have been reasonable if the party or parties were not affiliated or related.

Issuance of Stock

The Company received cash proceeds from the sale of its common stock and the exercise of Class A Warrants and Class B Warrants to purchase common stock during the years ended August 31, 2011 and 2012 as follows:

Description - 2011	Shares of Common Stock Issued	Cash Proceeds Received
2009-2010 Private Placement (issuances occurred in quarter ended November 30, 2010) (1)	1,132,500	$453,000
Exercise of Class A & B Warrants issued in connection with 2009 – 2010 Private Placement (1)	1,236,250	715,938
January 2011 Private Placement (issuance occurred in quarter ended February 28, 2011) (2)	1,600,000	4,000,000
Exercise of options issued in January 2011 Private Placement	6,240,000	15,600,000
Net offering costs	-	(1,655,150)
Total shares of common stock issued and net cash proceeds received from sale of common stock and from the exercise of Warrants during the twelve months(3)	10,208,750	$19,113,788
Description - 2012	Shares of Common Stock Issued	Cash Proceeds Received
Exercise of Class A & B Warrants issued in connection with 2009 – 2010 Private Placement (1)	1,943,749	$1,103,124

Policy for Review of Related Party Transactions

The Company has a policy for the review of transactions with related persons as set forth in the Company’s Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which the Company is a participant and in which any of the Company's directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company's proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds.  All related party transactions must be reported for review by the Audit Committee pursuant to the Audit Committee’s charter and the rules of the NYSE MKT.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person's interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of December 21, 2012, regarding the ownership of the Company’s common stock by: (i) each named officer, each director and all of the Company’s directors and executive officers as a group; and (ii) each person who is known by us to own more than 5% of the Company’s shares of common stock.  The number of shares beneficially owned and the percentage of shares beneficially owned are based on 36,550,009 shares of common stock outstanding as of December 21, 2012.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following December 21, 2012 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Of Class Beneficially Owned
Daniel E. Gorski	4,800,000	13.1%
Anthony Marchese	1,146,000(1)	3.1%
Chris Mathers	155,556(2)	*
John Tumazos	1,920,541(3)	5.19%
Nicholas Pingitore	137,978(4)	*
James Wolfe	100,000(5)	*
Cecil Wall	788,000(6)	2.2%
Philip Goodell	105,000(7)	*

All directors and executive officers as a group (8 persons)	9,153,075	25.04%

Libra Fund LP, Libra Advisors LLC, Libra Associates LLC, and Ranjan Tandon 777 Third Avenue, 27th Floor New York, NY 10017	3,651,345 (8)	9.99%
G.W. McDonald	5,066,750	13.9%
Thomas C. Pritchard	2,250,000(9)	6.2%
Mark Brewer	2,250,000(9)	6.2%
RLR Services Partnership(10)	3,458,465	9.5%
Highline Capital Management, LLC(11) One Rockefeller Center, 30th Floor, New York, NY 10020	3,689,369(12)	10.1%
* Less than 1%.

(1)
Represents (i) the following securities registered in the name of Mr. Marchese (a) 362,500 shares of common stock, (b) a five year option to purchase up to 150,000 shares of common stock at an exercise price of $2.50 per share, (c) a five year option to purchase up to 175,000 shares of common stock at an exercise price of $4.15 per share (d) a 3.5 year option to purchase up to 45,000 shares of common stock at an exercise price of $2.60 (e) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $1.51; and (ii) the following securities registered in the name of the Insiders Trend Fund, LP., an entity in which Mr. Marchese serves as general partner and chief investment officer: 313,500 shares of common stock.

(2)
Consists of a five year option to purchase up to 400,000 shares of common stock at an exercise price of $2.50 per share.  The option vests 1/36 each month provided Mr. Mathers’ is employed by the Company on the vesting dates.

(3)
Represents (i) 1,454,875 shares of common stock, (ii) 149,000 shares of common stock underlying a five-year warrant exercisable at $2.50 per share, (iii) 166,666 shares of common stock vested and issuable upon exercise of 1,000,000 employee stock options at a price of $0.50 and (iv) 150,000 shares of common stock vested and issuable upon exercise of 900,000 employee stock options at a price of $1.00.

(4)	Consists of (i) 37,938 shares of common stock and (ii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $1.00.
(5)	Consists of a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $1.00.
(6)
Consists of (i) 598,000 shares of common stock, (ii) a five year option to purchase up to 90,000 shares of common stock; and (iii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $1.00.

(7)	Consists of (i) 5,000 shares of common stock and (ii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $1.00.
(8)
Represents 3,560,900 shares of common stock held in the accounts of two private investment funds (the “Funds”), including Libra Fund LP which holds 3,120,900 shares of common stock, the investments of which are managed by Libra Advisors, LLC and/or Libra Associates, LLC, each of which Ranjan Tandon is the managing member.  The warrants issued to the Funds in connection with the January 2011 Private Placement include a provision whereby the Funds may only exercise the warrants to the extent such exercise does result in the Funds owning in excess of 9.99% of the shares of Company common stock issued and outstanding.  As a result, of the 4,000,000 shares of common stock underlying the five-year warrants exercisable at $2.50 per share only 90,445 have been included for purposes of determining beneficial ownership.  Each of Libra Advisors, LLC, Libra Associates LLC, and Mr. Tandon disclaim beneficial ownership with respect to the securities directly owned by Libra Fund except to the extent of their pecuniary interest therein.

(9)
In July 2011, Brewer & Pritchard, P.C. (“B&P), counsel to the Company, assigned to Thomas Pritchard 1,500,000 shares of Company common stock and to Mark Brewer 1,500,000 shares of Company common stock pursuant to written agreement.  Messrs. Pritchard and Brewer are shareholders of B&P, and have voting and investment control over the shares held by B&P.  As a result, each of Messrs. Brewer and Pritchard may be deemed to have beneficial ownership over the shares held by the firm.  The number reflected in the table therefore represents 2,250,000 shares held individually by each of Messrs. Pritchard and Brewer and 750,000 shares held by B&P.  Each of Messrs. Brewer and Pritchard disclaim beneficial ownership over the shares held by B&P, except to the extent of their pecuniary interest therein.

(10)	Anthony Kamin shares voting and investment control over the shares held by RLR Services Partnership with a family member.
(11)
Highline Capital Management, LLC (“Highline Management”) serves as investment advisor for Highline Capital Partners QP LP, Highline Capital Partners, LP, Highline A Masterfund, LLC and Highline Master, LP and may be deemed to have beneficial ownership over the securities held by each of these entities.  Jacob W. Doft is the managing member of Highline Management, and as the sole managing member has voting and investment control over securities held by Highline Management.

(12)	Represents (i) 2,500,000 shares of common stock and (ii) 1,189,369 shares of common stock underlying a five year warrant exercisable at $2.50 per share.

It is believed by the Company that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table and the footnotes thereto. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The Company is not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

The Company is not aware of any arrangement that might result in a change in control in the future. The Company has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

OTHER GOVERNANCE MATTERS

Code of Business and Ethical Conduct

The Company has adopted a corporate Code of Business and Ethical Conduct administered by its President and Chief Executive Officer, Daniel Gorski. The Company believes its Code of Business and Ethical Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. The Company’s Code of Business and Ethical Conduct provides written standards that are reasonably designed to deter wrongdoing and to promote:

–	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

–	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

–	Compliance with applicable governmental laws, rules and regulations; and

–	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

–	Accountability for adherence to the code.

The Company’s Code of Business and Ethical Conduct is available on its web site at www.trer.com.  A copy of the Code of Business and Ethical Conduct will be provided to any person without charge upon written request to the Company at its executive offices: 539 El Paso Avenue, Sierra Blanca, Texas 79851.  We intend to disclose any waiver from a provision of the Code of Business and Ethical Conduct that applies to any of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of the Company’s Code of Business and Ethical Conduct on the Company’s website. No waivers were granted from the requirements of the Code of Business and Ethical Conduct during the year ended August 31, 2012, or during the subsequent period to the date of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during fiscal year ended August 31, 2012, except as set forth below, the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

NAME & NATURE OF AFFILIATION	LATE REPORTS (TRANSACTIONS)	REPORTS NOT FILED
Graham Karklin, Director	Form 4 (one)	--
James Graham, Director	Form 4 (one)	--
General Gregory Martin, Director	Form 4 (one)	Form 4 (one), Form 5
Anthony Marchese, Director	Form 4 (two)	Form 4 (two), Form 5

EQUITY COMPENSATION PLANS

In September 2008, the board of directors adopted our 2008 Stock Option Plan (the “2008 Plan”), which was also approved by our shareholders in September 2008.  In May 2011, the board of directors adopted an amendment to our 2008 Plan (the “Amended 2008 Plan”), which was also approved by our shareholders in August 2011. The Amended 2008 Plan increased the number of shares available for grant from 2,000,000 to up to 5,000,000 shares of our common stock for awards to our officers, directors, employees and consultants.  On February 15, 2012, the Company’s stockholders approved an increase of 2,000,000 of shares of common stock available for issuance under the amended 2008 Stock Option Plan (the “Plan”).  As amended, the Plan provides for 7,000,000 shares of common stock for all awards.  Other provisions of the Amended 2008 Plan remain the same as under our 2008 Plan.  As of August 31, 2012, a total of 3,125,000 shares of our common stock remained available for future grants under the Amended 2008 Plan.  The following table sets forth certain information as of August 31, 2012 concerning our common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Amended 2008 Plan:

The following table sets forth certain information as of August 31, 2012 concerning common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Amended 2008 Plan:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	3,875,000	$1.53	3,125,000
Equity compensation plans not approved by stockholders	--	N/A	--

Total	3,875,000	$1.53	3,125,000

PROPOSAL 2 — RATIFICATION OF

THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected LBB & Associates Ltd., LLP to be the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending August 31, 2013.

This proposal seeks stockholder ratification of the appointment of LBB & Associates Ltd., LLP.

Will a representative of LBB & Associates Ltd., LLP be present at the Annual Meeting?

The Company does not expect that a representative of LBB & Associates Ltd., LLP will be present at the Annual Meeting.

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LBB & Associates Ltd., LLP was the Independent Registered Public Accounting Firm for the Company in the fiscal year ended August 31, 2012.

The Company’s financial statements have been audited by LBB & Associates Ltd., LLP, independent registered public accounting firm, for the years ended August 31, 2011 and 2012.

The following table sets forth information regarding the amount billed to us by our independent auditor, LBB & Associates Ltd., LLP for our two fiscal years ended August 31, 2012 and 2011, respectively:

	Years Ended August 31,
	2012	2011
Audit Fees	$74,445	$89,160
Audit Related Fees	$0.00	$0.00
Tax Fees	$0.00	$0.00
All Other Fees	$0.00	$0.00
Total	$74,445	$89,160

Audit Fees

Consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for 2012 were pre-approved by the Audit Committee. The Audit Committee reviews with LBB & Associates Ltd., LLP whether the non-audit services to be provided are compatible with maintaining the auditor's independence.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the ratification of the appointment of the independent registered public accounting firm.

PROPOSAL 3 — ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires that the Company provide its stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for its success, and thereby increase stockholder value, while still conserving the Company’s limited working capital during its current exploration stage.  We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its stockholders.  Please see the section “Executive Compensation” and the related compensation tables above for additional details about the our executive compensation programs, including information about the fiscal 2012 compensation of the our named executive officers.

We are asking our stockholders to indicate their support for its named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the we are asking stockholders to vote “FOR” the following resolution at the Meeting:

“BE IT RESOLVED, that the stockholders of Texas Rare Earth Resources Corp. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion.”

This say-on-pay vote is advisory, and therefore, is not binding on the Company, the Compensation Committee or the Board. The Board and the our Compensation Committee value the opinions of the our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company, the Board and the Compensation Committee will consider the results of the vote in future compensation deliberations.

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.  Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

The Board recommends that a vote FOR the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION FREQUENCY PROPOSAL

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years an advisory, non-binding vote on whether an advisory vote on executive compensation (such as the say-on-pay proposal that is included above) should occur every one, two or three years. It is management’s belief, and the Board’s recommendation, that this advisory vote should occur every three years.

We believe that we have effective executive compensation practices, as described in more detail elsewhere in this Proxy Statement. The Board believes that providing our stockholders with an advisory vote on executive compensation every three years will encourage a long-term approach to evaluating the our executive compensation policies and practices, consistent with the Compensation Committee’s long-term philosophy on executive compensation. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with the our current compensation philosophy.

Moreover, the Board does not believe that a short review cycle will allow for a meaningful evaluation of the Company’s performance against its compensation practices, as any adjustment in pay practices would take time to implement and be reflected in the our financial performance and in the price of the our stock.  As a result, an advisory vote on executive compensation more frequently than every three years would not, in the Board’s judgment, allow stockholders to compare executive compensation to the Company’s performance.

The Board believes that conducting an advisory vote on executive compensation every three years would allow the Company adequate time to compile meaningful input from stockholders on its pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and the Board believes that both the Company and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of the Company’s compensation policy.

For the above reasons, the Board recommends that stockholders vote to hold an advisory vote on executive compensation every three years.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain when you vote in response to the resolution set forth below.

“BE IT RESOLVED that the option of once every three years, two years, or one year, that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which Texas Rare Earth Resources Corp. is to hold a stockholder advisory vote regarding the executive compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

Any vote other than Abstain will be counted as a vote FOR the above resolutions and the option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders pursuant to such resolution.  The vote on this proposal is only advisory in nature and is not binding on the Board or the Company.  The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of the our named executive officers more or less frequently than the option approved by stockholders.

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted to hold an advisory vote on the compensation our named executive officers every three years.  Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

The Board of Directors recommends that our stockholders vote to hold an advisory vote on the compensation our named executive officers every three years.

PROPOSAL 5 — AMENDMENT OF

THE AMENDED AND RESTATED 2008 STOCK OPTION PLAN

What am I voting on?

You are voting on a proposal to approve an amendment to the Company’s Amended and Restated 2008 Stock Option Plan (the “Plan”) to permit the stock options issued under the Plan to participate in the Company’s future spin-off transactions which occur prior to exercise of such stock options upon the exercise of such stock options, in the manner determined at the discretion of the Company’s Compensation Committee.

Why did the Board adopt the amendments to Plan?

The Board determined that it was in the best interests of the Company and its shareholders to amend the Plan to permit stock options issued under the Plan to participate in future spin-off transactions which occur prior to the exercise of such stock option upon the exercise of such stock options in order to ensure that officers and directors are treated equitably and realize any gains from future spin-off transactions without forcing such officers and directors to exercise their options either at a time when their exercise price is below market value or at a time when exercise is not advisable or possible for such officers or directors.  Currently, holders of stock options under the Plan must exercise their stock options prior to the record date for any spin-off transaction of the Company in order to participate in such transactions on the same basis as stockholders of the Company as of the record date of such spin-off transaction.  Pursuant to the Plan Amendment, holders of stock options under the Plan would be treated as if they exercised prior to record date for any spin-off transactions of the Company even if the stock options are exercised after the record date for such spin-off transaction.  The Plan Amendment grants the Compensation Committee of the Board discretion to determine the exact manner pursuant to which the rights of the holders of the options will be implemented.

What amendments are being made to the Plan?

The following provisions of the Plan are being amended as follows:

Article IV. 4.5 (a) of the Plan currently reads as follows:

ARTICLE IV  - GENERAL PROVISIONS RELATING TO AWARDS

4.5           Changes in the Company’s Capital Structure.

(a)           The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

Article IV. 4.5 (a) will be amended to read as follows (changes indicated in bolded italics):

ARTICLE IV  - GENERAL PROVISIONS RELATING TO AWARDS

4.5           Changes in the Company’s Capital Structure.

(a)           (i) The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.  (ii) Provided further that if at any time, or from time to time, all of the holders of the Stock shall have received or shall become entitled to receive, without payment therefore additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 4(a)(i) above), then and in each such case to the extent  necessary to fulfill the provisions hereof in light of such spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement which has occurred pursuant to the determination of the Committee in good faith, the exercise price and the number of shares of Stock to be obtained upon exercise of the Options or Awards shall be adjusted proportionately, and the Eligible Person hereof shall, upon the exercise of the Options or Awards, be entitled to receive, in addition to the number of shares of Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Eligible Person would hold on the date of such exercise had such Eligible Person been the holder of record of such shares of Stock as of the date on which holders of Stock received or became entitled to receive such shares or all other additional stock and other securities and property.  The exercise price and the shares of Stock, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4(a)(ii). The Compensation Committee is hereby granted discretionary authority to determine in goof faith the manner pursuant to which the provisions of this Section 4(a)(ii) shall be implemented in light of the specific form of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement which has occurred and any applicable federal or state tax laws or regulations. Notwithstanding the immediately preceding paragraph, the exercise price shall be adjusted to the extent necessary so that (a) the ratio of the exercise price to the fair market value of the shares of Stock subject to the option immediately after the modification is not more favorable to the option holder than the ratio of the exercise price to the fair market value of the shares of Stock subject to the option immediately prior to the modification, and (b) the excess of the aggregate fair market value of the shares of Stock subject to the option over the exercise price immediately after the modification does not exceed the excess of the aggregate fair market value of the shares of Stock subject to the option over the exercise price immediately before the modification.  This provision shall be interpreted in accordance with Treas. Reg. §§ 1.409A-1(b)(5) and 1.424-1(a).

Who is eligible to participate in the Plan?

Any employee, officer, director, consultant, independent contractor, or director of or providing services to the Company or any parent, affiliate, or subsidiary of the Company is eligible to be designated a participant in the Plan.

Currently, this includes, but is not limited to, the following directors and officers:

•	Dan Gorski, Chief Executive Office, Director;
•	Wm. Chris Mathers, Chief Financial Officer;
•	John Tumazos, Chairman of the Board, Director;
•	Anthony Marchese, Director
•	Cecil C. Wall, Director;
•	Nicholas Pingitore, Director;
•	Philip Goodell, Director
•	James Wolfe, Director

In total there are approximately 8 officers, directors, and employees eligible under the Plan

What benefit amounts will be received under the Plan?

Benefit amounts will be determined by the Compensation Committee. The following is a summary of the current options issued under the Plan to current officers and directors:

Directors & Officers	Number of options granted	Number of vested options
Wm. Chris Mathers	400,000	188,889
Daniel Gorski	0	0
John Tumazos	1,900,000	52,778
Anthony Marchese	470,000	470,000
Cecil C. Wall	190,000	190,000
Nicholas Pingitore	100,000	100,000
Philip Goodell	100,000	100,000
James Wolfe	100,000	100,000

What are the general provisions of the Plan?

The following is a summary of all material Plan provisions.  It is not a comprehensive discussion of all of the terms and conditions of the Plan.  The information provided below may be modified or altered by some provisions in the Plan.  Readers are advised to review the full text of the Plan to fully understand all terms and conditions of the Plan.  A copy of the Plan is attached as Appendix B hereto.

General Administration of the Plan

The Plan is administered by the Company’s Compensation Committee, or in the event no Compensation Committee is formed, then it shall be administered by the entire Board.  The Committee will be authorized to grant to key employees and consultants of the Company awards in the form of stock options, stock appreciation rights, performance stock and shares of common stock.

It is intended that the Committee shall at all times be comprised solely of at least two members who are both “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, and “outside directors” as defined as a member who satisfies Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that in the event two such directors are not available to serve in such roles, the failure to meet this requirement shall not affect the validity of any grants under this Plan.

The Committee has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option with a lower exercise price.

Eligibility

The Committee will select grantees from among the key employees, officers, directors and consultants of the Company and its subsidiaries.  The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company.  No member of the Committee may receive any award under the Plan if to do so would cause the individual to not be a “non-employee director” or “outside director.”  The Board may designate one or more individuals who shall not be eligible to receive any award under the Plan.

Shares Subject to the Plan

Subject to adjustment as described below, a maximum of 7,000,000 shares of Company common stock may be issued under the Plan.  If an award terminates or expires without shares of Company common stock being issued, then the shares that were subject to the award will again be available for grant.  The shares may be authorized and unissued shares or treasury shares.  In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Company’s common stock, the Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.  Shares withheld in order to cover tax withholding obligations shall reduce the number of shares of common stock available for issuance under the Plan.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting, and make adjustments pursuant to the Plan.  The maximum number of shares that may be covered by options or stock appreciation rights (“SARs”) (other than a substitution award) issued to an eligible person in any calendar year may not exceed 3,000,000 shares.

Types of Awards Under the Plan

Stock Options

The Committee may grant awards in the form of options to purchase shares of the Company’s common stock.  With regard to each such option, the Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided however, that the exercise price of any “Incentive Option” (as defined in the Plan) may not be less than the greater of (i) 100% of the fair market value of the shares of Company common stock on the date the option is granted, or (ii) the aggregate par value of the shares of stock on the date the option is granted.  In the case of any 10% stockholder, the price at which shares of stock may be purchased under an Incentive Option shall not be less than 110% of the fair market value of the common stock on the date of grant.  The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Company common stock or a combination thereof.  The period of any option shall be determined by the Committee, but no Incentive Option may be exercised later than 10 years after the date of grant.  In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date of grant.  The aggregate fair market value, determined at the date of grant of the Incentive Option, of Company common stock for which an Incentive Option is exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Code.  Unless expressly provided for in the option grant, an option shall terminate three months after severance of employment, other than for death or severance for disability.  Upon death or severance for disability the option shall terminate on the earlier of the expiration date or six months after the death or disability.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant SARs.  Upon exercising a SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Committee) and the fair market value of the Company common stock on the date of exercise.  At the Committee’s discretion, payment of such amount may be made in cash, shares of Company common stock or a combination thereof.  Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR.  No SAR may have a term of greater than 10 years.  Unless expressly provided for in the SAR, a SAR shall terminate three months after severance of employment, other than for death or severance for disability.  Upon death or severance for disability the SAR shall terminate on the earlier of the expiration date or six months after the death or disability.

Reload Options

Under the plan, the Committee may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. The Committee determines the terms, conditions, restrictions and limitations of the stock reload options, provided that any reload option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of the original option; (b) shall have an expiration date which is the greater of (i) the same expiration date of the original option the exercise of which gave rise to the reload option or (ii) one year from the date of grant of the reload.  Any reload option shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the common stock subject to the reload option on the date of exercise of the original option.   A reload option which is an Incentive Option and which is granted to a 10% Stockholder shall have an exercise price which is equal to one hundred ten percent (110%) of the fair market value of the common stock subject to the reload option on the date of exercise of the original option and shall have a term which is no longer than five (5) years.

Common Stock

Under the Plan, the Committee may award restricted or unrestricted shares of the Company’s common stock to eligible persons from time to time and subject to certain restrictions as determined by the Committee.  The nature and extent of restrictions or vesting on such shares, the duration of such restrictions or vesting, and any circumstance which could cause the forfeiture of such shares shall be determined by the Committee.  The Committee will also determine the effect of the termination of employment of a recipient of shares of common stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. The Committee may award shares of stock, without any cash payment for such shares or without any restrictions, to designated eligible persons for services rendered to the Company. The stock may be awarded at, above or below the fair market value on the date of grant.  The designation of a stock award shall be made by the Committee in writing at any time after such eligible person has provided value to the Company (or within such period as permitted by IRS regulations).  The Committee reserves the right to make adjustments in the amount of an award if in its discretion unforeseen events make such adjustment appropriate.  The Company may award shares, without any cash payment for such shares without restrictions, to eligible persons for services rendered to the Company

Performance Shares

The Plan permits the Committee to grant awards of performance shares to eligible persons from time to time.  These awards are contingent upon the achievement of certain performance goals established by the Committee.  The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee.  The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period. No individual may receive performance stock awards in any calendar year covering more than 300,000 shares of common stock.

Change in Control

In order to preserve the rights of participants in the event of a Corporate Transaction (as defined in the Plan), an unexercised option may be accelerated, at the discretion of the Board of Directors, so that they shall immediately prior to the specified effective date for the Corporate Transaction become 100% vested and exercisable; provided however, that any unexercised option shall not accelerate if and to the extent such option is, in connection the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a  comparable award by the successor corporation.  All outstanding options may be canceled by the Board of Directors as of the effective date of any Corporate Transaction.  After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each eligible person may have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the stock was adjusted under the terms of the agreement of merger or consolidation.  The Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

Amendment and Termination of the Plan

The Board of Directors at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, of if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.  Except as specifically provided otherwise, no such amendment, modification, or termination of the Plan shall affect adversely in any material way any award previously granted without the written consent of the person holding such award.

Certain Federal Income Tax Consequences

Under current U.S. federal tax law, the following is a general summary of certain U.S. federal income tax consequences generally arising with respect to awards made under the Plan.  This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a participant with respect to participation in the Plan.  In addition, this summary does not take into account the individual facts and circumstances of any particular participant that may affect the U.S. federal income tax consequences of participation in the Plan.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any participant.  In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to participants relating to participation in the Plan.  Each participant should consult its own tax advisor regarding the tax consequences relating to participation in the Plan.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of participation in the Plan.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Exercise of Incentive Option and Subsequent Sale of Shares

A participant who is granted an Incentive Option does not realize taxable income at the time of the grant or at the time of exercise.  If the participant makes no disposition of shares acquired pursuant to the exercise of an Incentive Option before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”) any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss).  Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition.  Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income.  Finally, in addition to the ordinary income described above, the participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, and shall be long-term or short-term capital gain depending on the participant’s post-exercise holding period for such shares.

Special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares, but generally it does not materially change the tax consequences described above.  However, the exercise of an Incentive Option with shares which are, or have been, subject to an Incentive Option, before such shares have satisfied the statutory holding period, generally will result in the disqualifying disposition of the shares surrendered.

Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a nonqualified stock option.  Accordingly, a participant must generally include as alternative minimum taxable income for the year in which an Incentive Option is exercised, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares.  However, to the extent a participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A participant who is granted a nonqualified stock option does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of a nonqualified stock option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-exercise holding period for such shares. As a result of Section 409A of the Code, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock on the date of grant must have fixed exercise dates or meets another exception permitted by Section 409A to avoid early income recognition in the year of vesting.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

A participant who has been granted an award of restricted stock does not realize taxable income at the time of the grant.  When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.  Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for such shares after their restrictions lapse.

Under Section 83(b) of the Code, a participant who receives an award of restricted stock may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock.  Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending on the post-grant holding period of such shares.  If, after making the election, a participant forfeits any shares of restricted stock, or sells restricted stock at a price below its fair market value on the date of grant, such participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

SARs, Performance Shares and Stock Awards

A participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such participant.

A participant who has been awarded a performance share or a stock award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

The ordinary income recognized by a participant in connection with a SAR, performance share or a stock award is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

To the extent, if any, that shares are delivered to a participant in satisfaction of either the exercise of a SAR or the payment of a performance share or stock award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post- delivery holding period for such shares.

The Board recommends a vote FOR the ratification of the Plan Amendment.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annul Meeting.

APPENDICES

A.           Form Proxy Card
B.           Amended and Restated 2008 Stock Option Plan

By Order of the Board of Directors,

/s/ Jason Brenkert
Jason Brenkert
Corporate Secretary
Texas Rare Earth Resources Corp.

December 28, 2012

Please sign and return the enclosed form of proxy promptly.  If you decide to attend the Annul Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

Using a black ink pen, mark your votes with an X as shown in this example: ☒  Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
 A     Proposals

The Board of Directors Recommends	The Board of Directors Recommends
a Vote “FOR ALL NOMINEES” in Item 1.	a Vote “FOR” Items 2, 3 and 5 and a Vote of “3 Years” for Item 4.

Item 1. ELECTION OF DIRECTORS.	Items 2 and 3.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES*
NOMINEES
  ☐ Daniel E. Gorski
  ☐ Anthony Marchese
  ☐ Cecil C. Wall
  ☐ Dr. Philip Goodell
  ☐ Dr. Nicolas Pingitore
  ☐ Dr. James R. Wolfe
  ☐ John Tumazos

Vote FOR an individual nominee by
filling in the appropriate box above.

Item 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

Item 3. Advisory Vote Regarding Executive Compensation

Item 4. Advisory Vote on Executive Compensation Frequency

Item 5. Amendment of the Amended and Restated 2008 Stock Option Plan
FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ 1 YEAR 2 YEARS 3 YEARS ABSTAIN ☐ ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐
INSTRUCTION:  By marking “Withhold Authority for All Nominees” your shares will not be voted FOR or AGAINST any Nominee.  However, your shares will still be counted for the purposes of establishing quorum at the annual meeting.

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), strike through the name of the individual nominee(s).
______________________________________________
To change the address on your account, please check this box  and indicate your new address in the space below.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
______________________________________________

______________________________________________

______________________________________________

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will not be voted FOR or AGAINST any Item, but your shares will still be counted for the purposes of establishing a quorum at the annual meeting.  However, because an affirmative vote of a majority of the Company’s issued and outstanding voting securities is required for ratification of Items 2 -5, an ABSTENTION will have the same effect as a vote AGAINST the proposal.

If votes are not specified on a returned proxy, a vote FOR ALL NOMINEES in Item 1, FOR Items 2, 3 and 5 and 3 YEARS for Item 4 will be voted at the annual meeting.

Cumulative voting rights are not authorized for the election of directors.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

B     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

A-1

Proxy — TEXAS RARE EARTH RESOURCES CORP.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, FEBRUARY 15, 2013

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel E. Gorski and John Tumazos and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Texas Rare Earth Resources Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company to be held Friday, February 15, 2013, at the Wyndham El Paso Airport Hotel, 2027 Airway Boulevard, El Paso, Texas 79925, at 10:00 a.m. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Special Meeting and Proxy Statement dated December 28, 2012.

All other proxies heretofore given by the undersigned to vote shares of stock of Texas Rare Earth Resources Corp. which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on February 15, 2013.

Vote by Internet
•   Log on to the Internet and go to www.shareholdervote.info
•   Follow the steps outlined on the secured website.

Vote by fax
•       Fax proxy to 469-633-0088

A-2

APPENDIX B

STANDARD SILVER CORPORATION
2008 STOCK OPTION PLAN

ARTICLE I - PLAN

1.1           Purpose.  This  Plan  is a plan for  key employees, officers, directors, and consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

1.2           Rule 16b - 3 Plan. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”),  and therefore the Plan  is intended to  comply with  all applicable conditions of Rule 16b-3 (and  all subsequent revisions thereof) promulgated under the 1934 Act.  To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  In addition, the Board of Directors may amend the Plan  from time  to  time, as it  deems necessary in  order to  meet the requirements of any amendments to  Rule 16b-3 without the consent of the shareholders of the Company.

1.3           Effective Date of Plan.  The Plan shall be effective the earlier of September 8, 2008 or the day the shareholders of the Company approve the Plan (the “Effective Date”). No Award shall be granted pursuant to the Plan ten years after the Effective Date.

ARTICLE II - DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1           “Affiliate” means any subsidiary corporation. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.2           “Award” means each of the following granted under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award, Performance Stock Award or Stock Award.

2.3           “Board of Directors” means the board of directors of the Company.

2.4           “Code” means the Internal Revenue Code of 1986, as amended.

2.5           “Committee” means the Compensation Committee of the Board of Directors, or if no Compensation Committee has been formed, then it shall mean the entire Board of Directors.

2.6           “Company” means Standard Silver Corporation, a Nevada corporation.

2.7           “Consultant” means any person, including an  advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

2.8           “Eligible Persons” shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) Employees and all other key personnel, including officers and directors, of the Company or Affiliate, or (ii) Consultants or independent contractors who provide valuable services to the Company or Affiliate as determined by the Committee.

2.9           “Employee” means a person employed by the Company or any Affiliate to whom an Award is granted.

2.10           “Fair Market Value” of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq; or (c) if the Stock is not listed on the Nasdaq, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

2.11           “Incentive Option” means an option to purchase Stock granted under this Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.

2.12           “Non -Employee Directors” means that term as defined in Rule 16b-3 under the 1934 Act.

2.13           “Nonqualified Option” means an option to purchase Stock granted under this Plan other than an Incentive Option.

2.14           “Option” means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

2.15           “Option Agreement” means the written agreement by and between the Company and an Eligible Person, which sets out the terms of an Option.

2.16           “Outside Director” shall mean a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

2.17           “Plan” means the Standard Silver Corporation 2008 Stock Option Plan, as set out in this document and as it may be amended from time to time.

2.18           “Plan Year” means the Company’s fiscal year.

2.19           “Performance Stock Award” means an award of shares of Stock to be issued to an Eligible Person if specified predetermined performance goals are satisfied as described in Article VII.

2.20           “Restricted Stock” means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

2.21           “Restricted Stock Agreement” means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to Article VI.

2.22           “Restricted Stock Award” means an Award of Restricted Stock.

2.23           “Restricted Stock Purchase Price” means the purchase price, if any, per share of Restricted Stock subject to an Award. The Committee shall determine the Restricted Stock Purchase Price. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

2.24           “Stock” means the common stock of the Company, $.01 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

2.25           “Stock Appreciation Right” and “SAR” means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

2.26           “Stock Award” means an Award of Stock to an Eligible Person.

2.27           “10% Stockholder” means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate.   An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

ARTICLE III - ELIGIBILITY

The  individuals who shall be  eligible to  receive Awards shall be  those Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Award or to receive Stock, Options, Stock Appreciation Rights, or any Performance Stock Award under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a Non-Employee Director or Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.

ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

4.1           Authority to Grant Awards.   The Committee may grant to those Eligible Persons of the Company or any of its Affiliates, as it shall from time to time determine, Awards under the terms and conditions of this Plan.   The Committee shall determine subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Eligible Person.

4.2           Dedicated Shares.   The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 2,000,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

4.3           Non - transferability.  Awards shall not be transferable by the Eligible Person otherwise than by will or under the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder), and shall be exercisable, during the Eligible Person’s lifetime, only by him or a transferee permitted by this Section 4.  Any attempt to transfer an Award other than under the terms of the Plan and the Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

4.4           Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in  a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law.  The determination by the Committee on this matter shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5           Changes in the Company’s Capital Structure.

(a)           The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.   If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

(b)           If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan (each of the foregoing referred to as a “Corporate Transaction”):

(i)           Subject to the provisions of clause (ii) below, in the event of such a Corporate Transaction, any unexercised Options shall automatically accelerate so that they shall, immediately prior to the specified effective date for the Corporate Transaction become 100% vested and exercisable; provided, however, that any unexercised Options shall not accelerate if and to the extent such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. Whether or not any unexercised Option is assumed or replaced shall be determined by the Company and the Successor Corporation in connection with the Corporate Transaction. The Board of Directors shall make the determination of what constitutes a comparable award to the unexercised Option, and its  determination shall be  conclusive and binding.   The  unexercised Option shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

(ii)           All outstanding Options may be canceled by the Board of Directors as of the effective date of any Corporate Transaction, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale, or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

(c)           After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Eligible Person shall be entitled to have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

(d)           In each situation described in this Section 4.5, the Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

(e)           The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

4.6           Election under Section 83(b) of the Code.  No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to him under this Plan.

ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS

5.1           Type of Option. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

5.2           Option Exercise Price.  The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value.  In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.   The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

5.3           Duration of Options and SARS.  No Option or SAR shall be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

5.4           Amount Exercisable - - Incentive Options.  Each Option may be exercised from time to time, in whole or in part, in the manner and subject to  the conditions the Committee, in  its  sole discretion, may provide in  the Option Agreement, as long  as the Option is valid and outstanding.  To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

5.5           Exercise of Options.  Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

(a)           cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares;

(b)           stock at its Fair Market Value on the date of exercise (if approved in advance in writing by the Committee);

(c)           an election to make a cashless exercise through a registered broker-dealer (if approved in advance in writing by the Committee);

(d)           an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance in writing by the Committee); and/or

(e)           any other form of payment which is acceptable to the Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person’s name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company.  Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

Whenever an  Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust  company or by a brokerage firm having a membership on a registered national stock exchange).  The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provides the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

5.6           Stock Appreciation Rights.  All Eligible Persons shall be eligible to receive Stock Appreciation Rights.  The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of a SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person from, participation in any other grant of awards by the Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock Appreciation Rights Agreement.

5.7           Stock Appreciation Rights in Tandem with Options.  Stock Appreciation Rights may, at the discretion of the Committee, be included in each Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock.  In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the Option or that part of it which is surrendered, shall not be available for reissuance under the Plan.  Each Stock Appreciation Right issued in tandem with an Option (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and (d) may be exercised only when the underlying Option is eligible to be exercised.

5.8           Conditions of Stock Appreciation Rights.  All Stock Appreciation Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the Company, or payment of any applicable employment or withholding taxes.

5.9           Payment of Stock Appreciation Rights.  The amount of payment to which the Eligible Person who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair Market Value of the specified shares of Stock on the exercise date exceeds the Fair Market Value of the specified shares of Stock on the date of grant of the SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

5.10           Exercise on Termination of Employment.  Unless it is expressly provided otherwise in the Option or SAR agreement, Options and SAR’s granted to Employees shall terminate three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without Cause (defined below), other than death, retirement under the then established rules of the Company, or severance for disability.  The Committee shall determine whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee at that time. Notwithstanding anything contained herein, no Option or SAR may be exercised after termination of employment for any reason (whether by death, disability, retirement or otherwise) if it has not vested as at the date of termination of employment. Cause shall mean any of the following: (A) conviction of a crime (including conviction on a nolo contendere plea) involving a felony or dishonesty, or moral turpitude; (B) deliberate and continual refusal to perform employment duties reasonably requested by the Company or an affiliate after thirty (30) days’ written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury); (C) fraud or embezzlement as determined by an independent certified public accountant firm; or (D) gross misconduct or gross negligence in connection with the business of the Company or an affiliate which has substantial effect on the Company or the affiliate.

5.11           Death.  If, before the expiration of an Option or SAR, the Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR may be exercised until the earlier of the Option’s or SAR’s expiration date or six months following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators, or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option’s or SAR’s expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option or SAR’s agreement.

5.12           Retirement.  Unless it is expressly provided otherwise in the Option Agreement, before the expiration of an Option or SAR, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Option or SAR may be exercised until the earlier of the Option’s or SAR’s expiration date or three months following the date of his retirement, unless it is expressly provided otherwise in the Option or SAR agreement.

5.13           Disability.  If, before the expiration of an Option or SAR, the Employee shall be severed from the employ of the Company for disability, the Option or SAR shall terminate on the earlier of the Option’s or SAR’s expiration date or six months after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement.

5.14           Substitution Options.  Options may be  granted under this Plan  from time  to  time  in  substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company.  The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

5.15           Reload Options.   Without in any way limiting the authority of the Board of Directors or Committee to make or not to make grants of Options hereunder, the Board of Directors or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Eligible Person to a further Option (a “Reload Option”) in the event the Eligible Person exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of the Option Agreement.  Any such Reload Option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (b) shall have an expiration date which is the greater of (i) the same expiration date of the Option the exercise of which gave rise to such Reload Option or (ii) one year from the date of grant of the Reload Option; and (c) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option.    Notwithstanding the foregoing, a Reload Option which is an Incentive Option and which is granted to a 10% Stockholder, shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

Any such Reload Option may be an Incentive Option or a Nonqualified Option, as the Board of Directors or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Reload Option as an Incentive Option shall be subject to the provisions of the Code. There shall be no Reload Options on a Reload Option.

Any such Reload Option shall be subject to the availability of sufficient shares under Section 4.2 herein and shall be subject to such other terms and conditions as the Board of Directors or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

5.16           No Rights as Stockholder.  No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

ARTICLE VI - AWARDS

6.1           Restricted Stock Awards.  The Committee may issue shares of Stock to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant.  Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

6.2           Restrictions.   Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

(a)           a prohibition against the sale, transfer, alienation, pledge, or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability, or retirement of the holder of such shares, or otherwise);

(b)           a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person’s employment during any period in which the shares remain subject to restrictions;

(c)           a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder’s dissemination of any secret or confidential information belonging to the Company or an Affiliate;

(d)           unless stated otherwise in the Restricted Stock Agreement, (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

6.3           Stock Certificates.  The shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

“The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the Standard Silver Corporation 2008 Stock Option Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.”

6.4           Rights as Stockholders.  Subject to the terms and conditions of the Plan, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.  Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently.   Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

6.5           Lapse of Restrictions.  At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person’s legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law.   By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

6.6           Restriction Period.  No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.

6.7           Award of Stock. The Committee may award shares of Stock, without any cash payment for such shares or without any restrictions, to designated Eligible Persons for services rendered to the Company. The Stock may be awarded at, above or below the Fair Market Value on the date of grant.  The designation of a Stock Award shall be made by the Committee in writing at any time after such Eligible Person has provided value to the Company (or within such period as permitted by IRS regulations). The Committee reserves the right to make adjustments in the amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

ARTICLE VII - PERFORMANCE STOCK AWARDS

7.1           Award of Performance Stock.  The Committee may award shares of Stock, without any payment for such shares, to designated Eligible Persons if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to these performance-based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for  a specific Performance Stock Award shall be  made by the Committee in  writing prior to  the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations).  The Committee shall establish the maximum number of shares of Stock to  be  issued to  a designated Employee if the performance goal or goals are met.   The  Committee reserves the right to make downward adjustments in the maximum amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

7.2           Performance Goals.  Performance goals determined by the Committee may be based on specified increases in cash flow; net profits; Stock price; Company, segment, or Affiliate sales; market share; earnings per share; return on assets; and/or return on stockholders’ equity.

7.3           Eligibility. The employees eligible for Performance Stock Awards are the senior officers (i.e., chief executive officer, president, vice presidents, secretary, treasurer, and similar positions) of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

7.4           Certificate of Performance.  The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee.  If the Committee certifies the entitlement of an Employee to the Performance Stock Award, the certificate will be issued to the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.  However, payment may be made in shares of Stock, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion.  If a cash payment is made in lieu of shares of Stock, the number of shares represented by such payment shall not be available for subsequent issuance under this Plan.

ARTICLE VIII - ADMINISTRATION

Committee shall administer the Plan.  All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee.  A majority of the members of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options, which are designated to be Incentive Options, to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a)           determine the Eligible Persons to whom and the time or times at which Options or Awards will be made;

(b)            determine the number of shares and the purchase price of Stock covered in each Option or Award, subject to the terms of the Plan;

(c)           determine the terms, provisions, and conditions of each Option and Award, which need not be identical;

(d)           accelerate the time at which any outstanding Option or SAR may be exercised, or Restricted Stock Award will vest;

(e)           define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee;

(f)           prescribe, amend and rescind rules and regulations relating to administration of the Plan; and Plan.

(g)           make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE IX - AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company’s stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s stockholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE X - MISCELLANEOUS

10.1           No Establishment of a Trust Fund.  No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan.  All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

10.2           No Employment Obligation. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person.  The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

10.3           Forfeiture.  Not withstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial, or other interest, whether as an  employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate.  Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person’s ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

The decision of the Committee as to the cause of an Employee’s discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person’s competitive activity shall be final.  No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

10.4           Tax Withholding.   The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, lapse of restrictions on Restricted Stock, or award of Performance Stock.   In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the Eligible Person (or other person exercising the Option or SAR or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

10.5           Written Agreement or Course of Conduct.  Each Option and Award shall be embodied in a written agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in  its  discretion shall deem  advisable which are not inconsistent with  the terms of this Plan. Notwithstanding the foregoing, a written agreement is not required if the Option or Award is granted in the ordinary course of conduct of the business and the Company has sufficient accounting records reflecting the services rendered in connection with the grant.

10.6           Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding  to  have  been  found  to  have  been  negligent  in  the  performance  of  his  duty  as  a  member  of  the  Committee  or the Board of Directors.  However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

10.7           Gender.  If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

10.8           Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

10.9           Other Compensation Plans.  The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

10.10         Other Options or Awards. The grant of an Option or Award shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

10.11         Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.